UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

May 1, 2014

Date of Report (Date of earliest event reported)

___________________________________________________________

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

State of New York 1-10113 11-0853640

(State of Other Jurisdiction (Commission File Number) (I.R.S. Employer

of Incorporation) Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 1, 2014, we held our Annual Meeting of Shareholders at which the shareholders voted (i) for the election of Immanuel Thangaraj, Bruce F. Wesson, Robert B. Jones, William G. Skelly and George K. Ross to our Board of Directors for one-year terms; (ii) for an advisory resolution to approve executive compensation; (iii) for the adoption of the 2014 Restricted Stock Unit Award Plan; and (iv) for the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2014 fiscal year ending December 31, 2014.

The results of the voting with respect to each matter voted upon, as applicable, are set forth below.

1. Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Robert B. Jones	27,578,303	1,396,048	14,877,164
Bruce F. Wesson	28,574,866	399,485	14,877,164
William Skelly	28,509,389	464,962	14,877,164
Immanuel Thangaraj	28,560,012	414,339	14,877,164
George Ross	28,584,827	389,524	14,877,164

2. Advisory Resolution Approving Executive Compensation

For	Against	Abstentions	Broker Non-Votes
28,103,090	801,377	69,884	14,877,164

3. Adoption of the 2014 Restricted Stock Unit Award Plan

For	Against	Abstentions	Broker Non-Votes
28,163,411	753,231	57,709	14,877,164

4. Ratification of Independent Registered Public Accounting Firm for 2013 Fiscal Year:

For	Against	Abstentions	Broker Non-Votes
43,155,101	555,906	140,508	14,877,164

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: May 2, 2014